Exhibit 99.1
Mirum Pharmaceuticals Reports First Quarter 2025 Financial Results and Provides Business Update
–First quarter 2025 total revenue of $111.6 million; 2025 guidance increased to $435 to $450 million
–VISTAS study in PSC expected to complete enrollment in third quarter of 2025; topline data expected in second quarter of 2026
–LIVMARLI oral tablet formulation FDA approved
–Conference call to provide business updates today, May 7 at 1:30 p.m. PT/4:30 p.m. ET
FOSTER CITY, Calif. – May 7, 2025 - Mirum Pharmaceuticals, Inc. (Nasdaq: MIRM) today reported financial results for the first quarter 2025 and provided a business update.
“It’s been a strong start to the year with commercial growth and multiple milestones achieved across our pipeline,” said Chris Peetz, chief executive officer of Mirum. “We’re pleased with the FDA’s approval of LIMARLI’s tablet formulation, which provides more options for the ALGS and PFIC community in the U.S. in the form of a convenient single tablet dose. Our VISTAS study of volixibat in PSC is enrolling well and we expect to complete enrollment in the third quarter of this year. We’re excited to continue our strong execution across our commercial medicines and pipeline throughout the year.”
Commercial: Raising full year revenue guidance to $435 to $450 million
•First quarter 2025 global net product sales of $111.6 million.
•First quarter 2025 LIVMARLI net product sales were $73.2 million representing 71% growth over first quarter 2024 net product sales.
•Bile Acid Medicines net product sales were $38.4 million representing 47% growth over first quarter 2024 net product sales.
•LIVMARLI oral tablet formulation approved.
•LIVMARLI approved in Japan for ALGS and PFIC.
•CTEXLI (chenodiol) approved in the US for cerebrotendinous xanthomatosis.
Regulatory and Pipeline: Clinical milestones on track
•Volixibat VISTAS study in primary sclerosing cholangitis (PSC) expected to complete enrollment in third quarter of 2025; topline data expected in the second quarter of 2026.
•Oral presentation of 28-week interim data from volixibat in PBC (VANTAGE study) at EASL on Friday May 9th at 9:30am CEST.
•Volixibat VANTAGE study in primary biliary cholangitis (PBC) expected to complete enrollment in 2026.
•LIVMARLI EXPAND Phase 3 study for pruritus in rare cholestatic conditions expected to complete enrollment in 2026.
•Expect to initiate Phase 2 study for MRM-3379 in Fragile X Syndrome (FXS) in 2025.
Corporate and Financial: Strong balance sheet and financial independence
•Total revenue for the quarter ended March 31, 2025, was $111.6 million compared to $69.2 million for the quarter ended March 31, 2024.
•Total operating expenses were $126.8 million for the quarter ended March 31, 2025 compared to $95.7 million for the quarter ended March 31, 2024.
•Total operating expenses for the quarter ended March 31, 2025 included $21.9 million of non-cash stock-based compensation, intangible amortization, and other non-cash expenses compared to $17.1 million for the quarter ended March 31, 2024.
•As of March 31, 2025, Mirum had unrestricted cash, cash equivalents and investments of $298.6 million compared to $292.8 million as of December 31, 2024.
Business Update Conference Call
Mirum will host a conference call today, May 7th at 1:30 p.m. PT/4:30 p.m. ET, to provide business updates. Join the call using the following details:

Conference Call Details:
U.S./Toll-Free: +1 833 470 1428
International: +1 404 975 4839
Passcode: 549600
You may also access the call via webcast by visiting the Events & Presentations section on Mirum’s website. A replay of this webcast will be available for 30 days.

About LIVMARLI® (maralixibat) oral solution and LIVMARLI® (maralixibat) tablets
LIVMARLI® (maralixibat) oral solution is an orally administered, ileal bile acid transporter (IBAT) inhibitor approved by the U.S. Food and Drug Administration for two pediatric cholestatic liver diseases. It is approved for the treatment of cholestatic pruritus in patients with Alagille syndrome (ALGS) in the U.S. three months of age and older and in Europe for patients two months of age and older. It is also approved in the U.S. for the treatment of cholestatic pruritus in patients with progressive familial intrahepatic cholestasis (PFIC) 12 months of age and older and in Europe for the treatment of PFIC in patients three months of age and older. For more information for U.S. residents, please visit LIVMARLI.com.
LIVMARLI has received orphan designation for ALGS and PFIC. LIVMARLI is currently being evaluated in the Phase 3 EXPAND study in additional settings of cholestatic pruritus. To learn more about ongoing clinical trials with LIVMARLI, please visit Mirum’s clinical trials section on the company’s website.
IMPORTANT SAFETY INFORMATION
Limitation of Use: LIVMARLI is not for use in PFIC type 2 patients who have a severe defect in the bile salt export pump (BSEP) protein.
LIVMARLI can cause side effects, including
Liver injury. Changes in certain liver tests are common in patients with ALGS and PFIC but can worsen during treatment. These changes may be a sign of liver injury. In PFIC, this can be serious or may lead to liver transplant or death. Your healthcare provider should do blood tests and physical exams before starting and during treatment to check your liver function. Tell your healthcare provider right away if you get any signs or symptoms of liver problems, including nausea or vomiting, skin or the white part of the eye turns yellow, dark or brown urine, pain on the right side of the stomach (abdomen), bloating in your stomach area, loss of appetite or bleeding or bruising more easily than normal.
Stomach and intestinal (gastrointestinal) problems. LIVMARLI can cause stomach and intestinal problems, including diarrhea and stomach pain. Your healthcare provider may advise you to monitor for new or worsening stomach problems including stomach pain, diarrhea, blood in your stool or vomiting. Tell your healthcare provider right away if you have any of these symptoms more often or more severely than normal for you.
A condition called Fat Soluble Vitamin (FSV) Deficiency caused by low levels of certain vitamins (vitamin A, D, E, and K) stored in body fat is common in patients with Alagille syndrome and PFIC but may worsen during treatment. Your healthcare provider should do blood tests before starting and during treatment and may monitor for bone fractures and bleeding which have been reported as common side effects.
US Prescribing Information
EU SmPC
Canadian Product Monograph
About Volixibat
Volixibat is an oral, minimally absorbed agent designed to selectively inhibit the ileal bile acid transporter (IBAT). Volixibat may offer a novel approach in the treatment of adult cholestatic diseases by blocking the recycling of bile acids, through inhibition of IBAT, thereby reducing bile acids systemically and in the liver. Volixibat is currently being evaluated in Phase 2b studies for primary sclerosing cholangitis (PSC) (VISTAS study), and primary biliary cholangitis (PBC) (VANTAGE study). In June, Mirum announced positive interim results from the Phase 2b VANTAGE study showing statistically significant improvement in pruritus as well as meaningful reductions in serum bile acids and improvements in fatigue for patients treated with volixibat. No new safety signals were observed, and the most common adverse event was diarrhea with all cases mild to moderate. Volixibat has been granted breakthrough therapy designation for the treatment of PBC.

About CHOLBAM® (cholic acid) capsules
The FDA approved CHOLBAM (cholic acid) capsules in March 2015, the first FDA-approved treatment for pediatric and adult patients with bile acid synthesis disorders due to single enzyme defects, and for adjunctive treatment of patients with peroxisome biogenesis disorder-Zellweger spectrum disorder. The effectiveness of CHOLBAM has been demonstrated in clinical trials for bile acid synthesis disorders and the adjunctive treatment of peroxisomal disorders. An estimated 200 to 300 patients are current candidates for therapy.
CHOLBAM® (cholic acid) Indication
CHOLBAM is a bile acid indicated for
•Treatment of bile acid synthesis disorders due to single enzyme defects.
•Adjunctive treatment of peroxisomal disorders, including Zellweger spectrum disorders, in patients who exhibit manifestations of liver disease, steatorrhea, or complications from decreased fat-soluble vitamin absorption.
LIMITATIONS OF USE
The safety and effectiveness of CHOLBAM on extrahepatic manifestations of bile acid synthesis disorders due to single enzyme defects or peroxisomal disorders, including Zellweger spectrum disorders, have not been established.
IMPORTANT SAFETY INFORMATION
WARNINGS AND PRECAUTIONS – Exacerbation of liver impairment
Monitor liver function and discontinue CHOLBAM in patients who develop worsening of liver function while on treatment.
Concurrent elevations of serum gamma glutamyltransferase (GGT) and alanine aminotransferase (ALT) may indicate CHOLBAM overdose.
Discontinue treatment with CHOLBAM at any time if there are clinical or laboratory indicators of worsening liver function or cholestasis.
ADVERSE REACTIONS
The most common adverse reactions (≥1%) are diarrhea, reflux esophagitis, malaise, jaundice, skin lesion, nausea, abdominal pain, intestinal polyp, urinary tract infection, and peripheral neuropathy.
Please see full Prescribing Information for additional Important Safety Information.
About CTEXLI™ (chenodiol) tablets
CTEXLI™ (chenodiol) tablets is FDA-approved for the treatment of adults with cerebrotendinous xanthomatosis (CTX). Chenodiol is another name for chenodeoxycholic acid (CDCA). CDCA is a naturally occurring bile acid that was originally approved for the treatment of people with radiolucent stones in the gallbladder. CTEXLI was evaluated as part of the Phase 3 RESTORE study, the first and only clinical trial for CTX. CTX is a rare progressive disease that can affect the brain, spinal cord, tendons, eyes and arteries.
IMPORTANT SAFETY INFORMATION
CTEXLI can cause side effects, including :
Liver Injury : You will need to undergo laboratory testing before starting and while taking CTEXLI to check your liver function. Changes in certain liver tests may occur during treatment and may be a sign of liver injury. This can be serious. Stop taking CTEXLI immediately and tell your healthcare provider right away if you get any signs or symptoms of liver problems, including, stomach (abdomen) pain, bruising, dark-colored urine, feeling tired (fatigue), bleeding, yellowing of the skin and eyes, nausea, and itching.
Most Common Side Effects : Diarrhea, headache, stomach pain, constipation, high blood pressure, muscular weakness, and upper respiratory tract infection.
Tell your healthcare provider about all the medications that you take, as CTEXLI may interact with other medicines.
US Prescribing Information

About Mirum Pharmaceuticals
Mirum Pharmaceuticals, Inc. is a biopharmaceutical company dedicated to transforming the treatment of rare diseases affecting children and adults. Mirum has three approved medications: LIVMARLI® (maralixibat) oral solution and LIVMARLI® (maralixibat) tablets, CHOLBAM® (cholic acid) capsules, and CTEXLI™ (chenodiol) tablets.
LIVMARLI, an IBAT inhibitor, is approved for the treatment of two rare liver diseases affecting children and adults. It is approved for the treatment of cholestatic pruritus in patients with Alagille syndrome in the U.S. (three months and older), in Europe (two months and older), and in other regions globally. It is also approved in the U.S. in cholestatic pruritus in PFIC patients 12 months of age and older; in Europe, it is approved for patients with PFIC three months of age and older. Mirum has initiated the Phase 3 EXPAND study, a label expansion opportunity for LIVMARLI in additional settings of cholestatic pruritus. CHOLBAM is FDA-approved for the treatment of bile acid synthesis disorders due to single enzyme deficiencies and adjunctive treatment of peroxisomal disorders in patients who show signs or symptoms of liver disease. CTEXLI is FDA-approved for the treatment of cerebrotendinous xanthomatosis (CTX) in adults.
Mirum’s late-stage pipeline includes two investigational treatments for several rare diseases. Volixibat, an IBAT inhibitor, is being evaluated in two potentially registrational studies including the Phase 2 VISTAS study for primary sclerosing cholangitis (PSC) and Phase 2b VANTAGE study for primary biliary cholangitis. Volixibat has been granted Breakthrough Therapy Designation for the treatment of cholestatic pruritus in patients with PBC. Mirum is also planning for a Phase 2 study evaluating MRM-3379, a PDE4D inhibitor for the treatment of Fragile X syndrome, a rare genetic neurocognitive disorder.
To learn more about Mirum, visit mirumpharma.com and follow Mirum on Facebook, LinkedIn, Instagram and Twitter (X).
Forward-Looking Statements
Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding, among other things, significant increase or continued commercial results for our approved medicines, including continued financial growth, the potential achievement of our yearly financial guidance, continued strong execution across our approved medicines and pipeline, the results, enrollment, conduct and progress of our ongoing and planned studies for our product candidates, the timing and results of interim analyses of our ongoing studies and the regulatory approval path for our product candidates in any indication or any specific territory. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “expected,” “will,” “could,” “would,” “guidance,” “potential,” “continue” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Mirum’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks and uncertainties associated with Mirum’s business in general, the impact of geopolitical and macroeconomic events, and the other risks described in Mirum’s Annual Report for the year ended December 31, 2024, filed with the Securities and Exchange Commission on February 26, 2025, and subsequent filings with the Securities and Exchange Commission, which are available at www.sec.gov. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. Mirum undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Mirum Pharmaceuticals, Inc.
Condensed Consolidated Statement of Operations Data
(in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2025	2024

Revenue:
Product sales, net	$111,585	$68,917
License and other revenue	—	305
Total revenue	111,585	69,222
Operating expenses:
Cost of sales (1)	23,018	17,830
Research and development	46,044	32,222
Selling, general and administrative	57,706	45,638
Total operating expenses (2)	126,768	95,690
Loss from operations	(15,183)	(26,468)
Other income (expense):
Interest income	3,023	3,633
Interest expense	(3,596)	(3,577)
Other income, net	2,108	1,757
Net loss before provision for income taxes	(13,648)	(24,655)
Provision for income taxes	1,029	624
Net loss	(14,677)	(25,279)

Net loss per share, basic and diluted	$(0.30)	$(0.54)
Weighted-average shares of common stock outstanding, basic and diluted	48,889,058	46,927,550

(1) Amounts include intangible amortization expense as follows:

Intangible amortization	$5,893	$5,402

(2) Amounts include stock-based compensation expense as follows:

Cost of sales	$331	$—
Research and development	5,229	3,861
Selling, general and administrative	10,243	7,589
Total stock-based compensation	$15,803	$11,450

Mirum Pharmaceuticals, Inc.
Condensed Consolidated Balance Sheet Data
(in thousands)
(Unaudited)

	March 31, 2025	December 31, 2024

Assets
Current assets:
Cash and cash equivalents	$211,822	$222,503
Short-term investments	65,852	57,812
Accounts receivable	95,852	78,286
Inventory	22,418	22,403
Prepaid expenses and other current assets	14,874	11,784
Total current assets	410,818	392,788
Restricted cash	425	425
Long-term investments	20,912	12,526
Intangible assets, net	243,845	249,819
Other noncurrent assets	14,245	15,196
Total assets	$690,245	$670,754
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$11,639	$14,618
Accrued expenses and other current liabilities	115,938	111,933
Total current liabilities	127,577	126,551
Operating lease liabilities, noncurrent	7,003	7,972
Convertible notes payable, net, noncurrent	308,509	308,082
Other liabilities	13,900	2,509
Total liabilities	456,989	445,114
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	5	5
Additional paid-in capital	892,367	870,189
Accumulated deficit	(658,858)	(644,181)
Accumulated other comprehensive loss	(258)	(373)
Total stockholders’ equity	233,256	225,640
Total liabilities and stockholders’ equity	$690,245	$670,754
Contacts
Investor Contact:
Andrew McKibben
ir@mirumpharma.com
Media Contact:
Erin Murphy
media@mirumpharma.com